Exhibit 99.1

NETSCOUT Provides a Business and Fiscal Year 2020 Financial Update

Fourth Quarter and Fiscal Year End 2020 Earnings Call Scheduled for May 7th

WESTFORD, Mass.--(BUSINESS WIRE)--April 16, 2020--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of service assurance, security, and business analytics, today announced a business update, preliminary financial results for its fiscal year ended March 31, 2020, and the date for its fourth quarter and fiscal year end 2020 earnings call. The preliminary results announced today are subject to change based on the completion of the Company’s quarter and year-end review processes and audit.

Anil Singhal, NETSCOUT’s President and CEO, stated, “During this uncertain and unprecedented time, with communication and transparency being critical, we have chosen to provide an update on our business and financial performance. Our first priority is the health and safety of our people, partners, customers and the communities where we live and work. During this global COVID-19 pandemic, our purpose as 'Guardians of the Connected World' has never been more important. Our customers depend on NETSCOUT’s service assurance and security solutions to support and protect critical networks and infrastructure that connect people and support businesses around the globe. It is essential that these infrastructures continue to perform, even as they are stressed with unprecedented demand as we deal with global quarantines. For this reason, we continue to effectively operate our business and support our customers, with the majority of our employees working remotely.”

Preliminary Fiscal Year 2020 Financial Performance

The Company expects to report:

  GAAP and Non-GAAP revenue in the range of $890 million to $892 million;
  GAAP net income in the range of $1 million to $3 million, or $0.01 to $0.03 per share (diluted);
  Non-GAAP net income in the range of $117 million to $119 million, or $1.54 to $1.56 per share (diluted), assuming an effective tax rate in the low 20% range;
  Cash, cash equivalents and short-term marketable securities of approximately $385 million, which represents approximately six months of the Company’s normal working capital requirements; and
  Debt of approximately $450 million outstanding on the Company’s $1 billion revolving credit facility, which matures in January 2023, and has no principal payments due until maturity.

A reconciliation of the fiscal year 2020 GAAP and Non-GAAP preliminary results is included in the attached financial table.

Singhal continued, “From a financial perspective, we expect to deliver annual GAAP EPS within our guidance range and Non-GAAP EPS at the upper end of our guidance range on essentially flat revenue as compared with fiscal year 2019, excluding the divested HNT Tools business. Our revenue performance was approximately 1% below our target range, despite the disruption caused by the COVID-19 pandemic occurring within our fourth fiscal quarter, which is traditionally one of our stronger quarters. This demonstrates the necessity for our service assurance and security solutions for the mission critical applications that our customers provide. With Non-GAAP EPS at the upper end of our target range, we expect to deliver low double-digit percentage growth over the prior year, on relatively flat organic revenue. This reflects the success of the prudent cost discipline we have maintained while continuing to invest in our product solutions.”

Business Outlook

“As we move forward, we remain committed to maintaining our disciplined approach to managing capital and expenses in this uncertain environment, while continuing to innovate and invest in our compelling technology and solutions. We are confident that our solid balance sheet and financial position provide us with the flexibility and liquidity necessary to weather this challenging situation in the near-term. Finally, I would like to thank my fellow Guardians at NETSCOUT for their commitment and dedication, as well as our stakeholders for their continued support,” Singhal concluded.

NETSCOUT plans to provide a business update during the Q4 and fiscal year end 2020 financial results call scheduled for May 7th. However, given the rapidly evolving COVID-19 situation, it is not possible, with reasonable accuracy, to estimate the impact of the pandemic on future financial performance. Therefore, the Company will defer providing fiscal year 2021 guidance until there is a clearer outlook on the duration and magnitude of the COVID-19 pandemic.

Conference Call Instructions for May 7th 2020 Earnings Call:

NETSCOUT will host a conference call to discuss its fiscal year 2020 financial results on Thursday, May 7, 2020 at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, people can listen to the call by dialing (785) 424-1667. The conference call ID is NTCTQ420. A replay of the call will be available after 12:00 p.m. ET on May 7, 2020 for approximately one week. The number for the replay is (800) 388-5895 for U.S./Canada and (402) 220-1110 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP revenue, non-GAAP net income, and non-GAAP net income per share (diluted). Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP net income includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, share-based compensation, restructuring charges, intangible asset impairment charges, loss on divestiture, costs related to new accounting standard implementation, certain expenses relating to acquisitions including depreciation costs, compensation for post-combination services and business development and integration costs, changes in contingent consideration, net of related income tax effects, and adds back transitional service agreement income. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release. NETSCOUT also references organic non-GAAP revenue, which includes all of the aforementioned revenue adjustments for non-GAAP revenue and also removes revenue associated with the HNT tools business for comparability purposes with the Company’s fiscal year 2019 results.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating margin, net income and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) assures digital business services against disruptions in availability, performance, and security. Our market and technology leadership stems from combining our patented smart data technology with smart analytics. We provide real-time, pervasive visibility, and insights customers need to accelerate and secure their digital transformation. Our approach transforms the way organizations plan, deliver, integrate, test, and deploy services and applications. Our nGenius service assurance solutions provide real-time, contextual analysis of service, network, and application performance. Arbor security solutions protect against DDoS attacks that threaten availability and advanced threats that infiltrate networks to steal critical business assets. To learn more about improving service, network, and application performance in physical or virtual data centers, or in the cloud, and how NETSCOUT’s performance and security solutions, powered by service intelligence can help you move forward with confidence, visit www.netscout.com or follow @NETSCOUT and @ArborNetworks on Twitter, Facebook, or LinkedIn.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, statements regarding NetScout’s expected fiscal year 2020 financial results and NetScout’s solid financial position providing it with the flexibility and liquidity necessary to weather the challenging situation in the near-term, constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and the Company’s subsequent Quarterly Reports on Form 10-Q, all of which are on file with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2020 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP to Non-GAAP Preliminary Financial Results for Fiscal Year 2020
(Unaudited)
(In millions, except net income per share - diluted)

	FY'19	FY'20
GAAP revenue	$909.9	~$890 million to ~$892 million
Deferred service revenue fair value adjustment	$1.2	Less than $1 million
Deferred product revenue fair value adjustment	$0.4	-
Non-GAAP revenue	$911.5	~$890 million to ~$892 million

HNT Tools Revenue	$(18.0)	-
Organic non-GAAP revenue	$893.5	~$890 million to ~$892 million

	FY'19	FY'20
GAAP Net Income (Loss)	$(73.3)	~$1 million to ~$3 million
Deferred service revenue fair value adjustment	$1.2	Less than $1 million
Deferred product revenue fair value adjustment	$0.4	-
Amortization of intangible assets	$105.5	~$90 million
Share-based compensation expenses	$56.3	~$51 million
Business development & integration expenses*	$2.5	~$1 million
New accounting standard implementation	$0.9	-
Restructuring costs	$18.7	~$3 million
Impairment of Intangibles	$35.9	-
Loss on divestiture	$9.5	-
Change in contingent consideration	$1.5	~$1 million
Total Adjustments	$232.4	~$145 million
Related impact of adjustments on income tax	$(49.9)	(~$29 million)
Non-GAAP Net Income	$109.2	~$117 million to ~$119 million

GAAP net income (loss) per share (diluted)	$(0.93)	~$0.01 to ~$0.03
Non-GAAP net income per share (diluted)	$1.38	~$1.54 to ~$1.56

Average Weighted Shares Outstanding (diluted GAAP)	78.6	~76 million
Average Weighted Shares Outstanding (diluted Non-GAAP)	79.3	~76 million
*Business development & integration expenses include compensation for post-combination services and acquisition-related depreciation expense
Figures in charts and tables may not total due to rounding

Contacts

Investors
Anthony Piazza
Vice President, Corporate Finance
978-614-4286
IR@netscout.com

Media
Maribel Lopez
Manager, Marketing & Corporate Communications
781-362-4330
Maribel.Lopez@netscout.com